                                                                 Exhibit 99.h(2)


                              AMENDED AND RESTATED
                            TRANSFER AGENCY AGREEMENT


         AGREEMENT made this 27th day of June, 1994, as most recently amended and restated on June 17, 1998, between SUMMIT INVESTMENT TRUST (the "Trust"), a Massachusetts business trust having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, and BISYS FUND SERVICES OHIO, INC. ("BISYS") (formerly, The Winsbury Service Corporation), an Ohio corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

         WHEREAS, the Trust desires that BISYS perform certain services for the Trust, and for each series of the Trust and the classes of such series (all as now or hereafter may be identified in Schedule A, as such Schedule may be amended from time to time) whose shares of beneficial interest comprise the shares of the Trust (such series individually referred to herein as a "Fund" and collectively as the "Funds"); and

         WHEREAS, BISYS is willing to perform such services on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1.       Services.

                  BISYS shall perform for the Trust the transfer agency services set forth in Schedule B hereto.

                  BISYS also agrees to perform for the Trust such special services incidental to the performance of the services enumerated herein as agreed to by the parties from time to time. BISYS shall perform such additional services as are provided on an amendment to Schedule B hereof, in consideration of such fees as the parties hereto may agree.

                  BISYS may, in its discretion, appoint in writing other parties qualified to perform transfer agency services reasonably acceptable to the Trust (individually, a "Sub-transfer Agent") to carry out some or all of its responsibilities under this Agreement with respect to a Fund; provided, however, that the Sub-transfer Agent shall be the agent of BISYS and not the agent of the Trust or such Fund, and that BISYS shall be fully responsible for the acts of such Sub-transfer Agent and shall not be relieved of any of its responsibilities hereunder by the appointment of such Sub-transfer Agent.

         2.       Fees.

                  The Trust shall pay BISYS for the services to be provided by BISYS under this Agreement in accordance with, and in the manner set forth in, Schedule C hereto. BISYS may increase the fees it charges pursuant to the fee schedule; provided, however, that BISYS may not increase such fees until the expiration of the Initial Term of this Agreement (as defined below), unless the Trust otherwise agrees to such change in writing. Fees for any additional services to be provided by BISYS pursuant to an amendment to Schedule B hereto shall be subject to mutual agreement at the time such amendment to Schedule B is proposed.

         3.       Reimbursement of Expenses.

                  In addition to paying BISYS the fees described in Section 2 hereof, the Trust agrees to reimburse BISYS for BISYS' out-of-pocket expenses in providing services hereunder, including without limitation, the following:

                  (a) All freight and other delivery and bonding charges incurred by BISYS in delivering materials to and from the Trust and in delivering all materials to shareholders;

                  (b) All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by BISYS in communication with the Trust, the Trust's investment advisers or custodians, dealers, shareholders or others as required for BISYS to perform the services to be provided hereunder;

                  (c) Costs of postage, couriers, stock computer paper, statements, labels, envelopes, checks, reports, letters, tax forms, proxies, notices or other form of printed material which shall be required by BISYS for the performance of the services to be provided hereunder;

                  (d) The cost of microfilm or microfiche of records or other materials; and,

                  (e) Any expenses BISYS shall incur at the written direction of an officer of the Trust thereunto duly authorized.

         4.       Effective Date.

                  This Agreement shall become effective as of the date this Agreement was last amended as first written above (the "Effective Date").




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         5.       Term.

                  This Agreement shall continue in effect, unless earlier terminated by either party hereto as provided hereunder, until June 17, 2001 (the "Initial Term"). Thereafter, this Agreement shall continue in effect unless either party hereto terminates this Agreement by giving 90 days' written notice to the other party, whereupon this Agreement shall terminate automatically upon the expiration of said 90 days; provided, however, that after such termination, for so long as BISYS, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any Schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Fees and out-of-pocket expenses incurred by BISYS but unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. If this Agreement is terminated by the Trust, BISYS shall be entitled to collect from the Trust, in addition to the fees and disbursements provided by Sections 2 and 3 hereof, the amount of all of BISYS' cash disbursements and a reasonable fee (which fee shall be not less than one hundred and two percent (102%) of the sum of the actual costs incurred by BISYS in performing such service) for services in connection with BISYS' activities in effecting such termination, including without limitation, the delivery to the Trust and/or its distributor or investment advisers and/or other parties, of the Trust's property, records, instruments and documents, or any copies thereof. Subsequent to such termination, BISYS, for a reasonable fee, will provide the Trust with reasonable access to any Trust documents or records remaining in BISYS' possession.

                  For purposes of this Agreement, "cause" shall mean (a) willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the party to be terminated with respect to its obligations and duties set forth herein; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; (c) financial difficulties on the part of the party to be terminated which is evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case with respect to that party as the debtor under Title 11 of the United States Internal Revenue Code of 1986, as amended, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; or (d) any circumstance which substantially impairs the performance of the obligations and duties of the party to be terminated, or the ability to perform those obligations and duties as contemplated herein.

                  If, for any reason other than "cause" as defined above, BISYS is replaced as transfer agent, or if a third party is added to perform all or a part of the services provided by BISYS under this Agreement (excluding any sub-transfer agent appointed by BISYS as provided in Section 1 hereof), then the Trust shall make a one-time cash payment, as liquidated damages, to BISYS equal to the balance due BISYS for the remainder of the term of this Agreement, assuming for purposes of calculation of the payment that the number of shareholder accounts within the Trust on the date BISYS is replaced, or a third party is added, will remain constant for the balance of the contract term.

                  In the event the Trust is merged into another legal entity in part or in whole pursuant to any form of business reorganization or is liquidated in part or in whole prior to the expiration of the then-current term of this Agreement, the parties acknowledge and agree that (i) the liquidated damages provision set forth above shall be applicable in those instances in which BISYS is not retained to provide transfer agency services and (ii) for purposes of calculating the payment amount representing liquidated damages, the number of shareholder accounts within the Trust shall be the greater of: (i) the number of shareholder accounts at the time the Trust's Board of Trustees receives notification of an intention on the part of Fund management to effect such a business reorganization or liquidation; (ii) the number of shareholder accounts at the time the Trust's Board of Trustees formally approves such a business reorganization or liquidation; or (iii) the number of shareholder accounts on the day prior to the first day during which assets are transferred by the Trust pursuant to the plan of reorganization or liquidation. The one-time cash payment referenced above shall be due and payable on the day prior to the first day during which assets are transferred pursuant to the plan of reorganization or liquidation.

                  The parties further acknowledge and agree that, in the event BISYS ceases to be retained, as set forth above, (i) a determination of actual damages incurred by BISYS would be extremely difficult, and (ii) the liquidated damages provision contained herein is intended to adequately compensate BISYS for damages incurred and is not intended to constitute any form of penalty.

         6.       Uncontrollable Events.

                  BISYS assumes no responsibility hereunder, and shall not be liable for any damage, loss of data, delay or any other loss to the extent that such damage, delay or loss is due to events and circumstances beyond its reasonable control.

         7.       Legal Advice.

                  BISYS shall notify the Trust at any time BISYS believes that BISYS is in need of the advice of counsel (other than counsel in the regular employ of BISYS or any affiliated companies) with regard to BISYS' responsibilities and duties pursuant to this Agreement; and after so notifying the Trust, BISYS, at its discretion, shall be entitled to seek, receive and act upon advice of legal counsel of its choosing, such advice to be at the expense of the Trust or Funds unless relating to a matter involving BISYS' willful misfeasance, bad faith, negligence or reckless disregard with respect to BISYS' responsibilities and duties hereunder and BISYS shall in no event be liable to the Trust or any Fund or any shareholder or beneficial owner of the Trust for any action reasonably taken pursuant to such advice.




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         8.       Instructions.

                  Whenever BISYS is requested or authorized to take action hereunder pursuant to instructions from a shareholder, or a properly authorized agent of a shareholder ("shareholder's agent"), concerning an account in a Fund, BISYS shall be entitled to rely upon any certificate, letter or other instrument or communication, reasonably believed by BISYS to be genuine and to have been properly made, signed or authorized by an officer or other authorized agent of the Trust or by the shareholder or shareholder's agent, as the case may be, and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by an officer of the Trust or any other person authorized by the Trustees of the Trust or by the shareholder or shareholder's agent, as the case may be.

                  As to the services to be provided hereunder, BISYS may rely conclusively upon the terms of the Prospectuses and Statements of Additional Information of the Trust relating to the Funds to the extent that such services are described therein unless BISYS receives written instructions to the contrary in a timely manner from the Trust.

         9. Standard of Care; Reliance on Records and Instructions; Indemnification.

                  BISYS shall use its best efforts to ensure the accuracy of all services performed under this Agreement, but shall not be liable to the Trust for any action taken or omitted by BISYS in the absence of bad faith, willful misfeasance, negligence or reckless disregard by it with respect to its obligations and duties. The Trust agrees to indemnify and hold harmless BISYS, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way relating to BISYS' actions taken or nonactions with respect to the performance of services under this Agreement or based, if applicable, upon reasonable reliance on information, records, instructions or requests given or made to BISYS by a duly authorized representative of the Trust, the investment advisers and on any records provided by any fund accountant or custodian thereof; provided, that this indemnification shall not apply to actions or omissions of BISYS in cases of its own bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties; and further provided, that prior to confessing any claim against BISYS which may be the subject of this indemnification, BISYS shall give the Trust written notice of and reasonable opportunity to defend against said claim in its own name or in the name of BISYS.

                  BISYS agrees to indemnify and hold harmless the Trust, its employees, agents, trustees, officers and nominees from and against any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way relating to BISYS' actions taken or nonactions with respect to the performance of services under this Agreement with respect to any Fund or based, if applicable, upon reasonable reliance on information, records, instructions or requests with respect to such Fund given or made



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

to the Trust by a duly authorized representative of BISYS if such actions taken or nonactions are due to BISYS' bad faith, willful misfeasance, negligence or reckless disregard of its obligations and duties with respect to the performance of services under this Agreement, provided that prior to confessing any claim against the Trust which may be the subject of this indemnification, the Trust shall give BISYS written notice of and reasonable opportunity to defend against said claim in its own name or in the name of the Trust.

         10.      Record Retention and Confidentiality.

                  BISYS shall keep and maintain on behalf of the Trust all books and records which the Trust or BISYS is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended (the "1940 Act"), relating to the maintenance of books and records in connection with the services to be provided hereunder. BISYS further agrees that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust or by the Securities and Exchange Commission (the "Commission") at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trust and its shareholders, except when requested to divulge such information by duly-constituted authorities or court process, or requested by a shareholder or shareholder's agent with respect to information concerning an account as to which such shareholder has either a legal or beneficial interest or when requested by the Trust, the shareholder, or shareholder's agent, or the dealer of record as to such account.

         11.      Reports.

                  BISYS will furnish to the Trust and to its properly-authorized auditors, investment advisers, examiners, distributors, dealers, underwriters, salesmen, insurance companies and others designated by the Trust in writing, such reports at such times as are prescribed in Schedule D attached hereto, or as subsequently agreed upon by the parties pursuant to an amendment to Schedule
D. The Trust agrees to examine each such report or copy promptly and will report or cause to be reported any errors or discrepancies therein not later than five business days from the receipt thereof. In the event that errors or discrepancies, except such errors and discrepancies as may not reasonably be expected to be discovered by the recipient within five business days after conducting a diligent examination, are not so reported within the aforesaid period of time, a report will for all purposes be accepted by and be binding upon the Trust and any other recipient, and BISYS shall have no liability for errors or discrepancies therein and shall have no further responsibility with respect to such report except to perform reasonable corrections of such errors and discrepancies within a reasonable time after being requested to do so by the Trust.

         12.      Rights of Ownership.

                  All computer programs and procedures developed to perform services required to be provided by BISYS under this Agreement are the property of BISYS. All records and other data



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except such computer programs and procedures are the exclusive property of the
Trust and all such other records and data will be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason.

         13.      Return of Records.

                  BISYS may at its option at any time, and shall promptly upon the Trust's demand, turn over to the Trust and cease to retain BISYS' files, records and documents created and maintained by BISYS pursuant to this Agreement which are no longer needed by BISYS in the performance of its services or for its legal protection. If not so turned over to the Trust, such documents and records will be retained by BISYS for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to the Trust unless the Trust authorizes in writing the destruction of such records and documents.


         14.      Bank Accounts.

                  The Trust and the Funds shall establish and maintain such bank accounts with such bank or banks as are selected by the Trust, as are necessary in order that BISYS may perform the services required to be performed hereunder. To the extent that the performance of such services shall require BISYS directly to disburse amounts for payment of dividends, redemption proceeds or other purposes, the Trust and Funds shall provide such bank or banks with all instructions and authorizations necessary for BISYS to effect such disbursements.

         15.      Representations of the Trust.

                  The Trust certifies to BISYS that: (a) as of the close of business on the Effective Date, each Fund which is in existence as of the Effective Date has authorized unlimited shares, and (b) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         16.      Representations of BISYS.

                  BISYS represents and warrants that: (a) BISYS has been in, and shall continue to be in, substantial compliance with all provisions of law, including Section 17A(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), required in connection with the performance of its duties under this Agreement; (b) the various procedures and systems which BISYS has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the blank checks, records, and other data of the Trust and BISYS' records, data, equipment, facilities and other property used in the performance of its obligations hereunder are



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adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder; and (c) this Agreement has been duly authorized by BISYS and, when executed and delivered by BISYS, will constitute a legal, valid and binding obligation of BISYS, enforceable against BISYS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         17.      Insurance.

                  BISYS shall notify the Trust should its insurance coverage with respect to professional liability or errors and omissions coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefor. BISYS shall notify the Trust of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by BISYS under its insurance coverage.

         18.      Information to be Furnished by the Trust and Funds.

                  The Trust has furnished to BISYS the following:

                  (a) Copies of the Agreement and Declaration of Trust of the Trust and of any amendments thereto, certified by the proper official of the state in which such declaration has been filed.

                  (b)      Copies of the following documents:

                           1.      The Trust's By-Laws and any amendments
                                   thereto; and

                           2. Certified copies of resolutions of the Trustees covering the following matters:

                                   A.       Approval of this Agreement and
                                            authorization of a specified officer
                                            of the Trust to execute and deliver
                                            this Agreement and authorization for
                                            specified officers of the Trust to
                                            instruct BISYS hereunder; and

                                   B.       Authorization of BISYS to act as
                                            Transfer Agent for the Trust on
                                            behalf of the Funds.

                  (c) A list of all officers of the Trust, together with specimen signatures of those officers, who are authorized to instruct BISYS in all matters.



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                  (d)      Two copies of the following (if such documents are
                           employed by the Trust):

                           1. Prospectuses and Statements of Additional Information for each Fund;

                           2.      Distribution Agreement; and

                           3. All other forms commonly used by the Trust or its Distributor with regard to their relationships and transactions with shareholders of the Funds.

                  (e) A certificate as to shares of beneficial interest of the Trust authorized, issued, and outstanding as of the Effective Date of BISYS' appointment as Transfer Agent (or as of the date on which BISYS' services are commenced, whichever is the later date) and as to receipt of full consideration by the Trust for all shares outstanding, such statement to be certified by the Treasurer of the Trust.

         19.      Information Furnished by BISYS.

                  BISYS has furnished to the Trust the following:

                  (a)      BISYS' Articles of Incorporation.

                  (b)      BISYS' Bylaws and any amendments thereto.

                  (c) Certified copies of actions of BISYS covering the following matters:

                           1. Approval of this Agreement, and authorization of a specified officer of BISYS to execute and deliver this Agreement; and

                           2. Authorization of BISYS to act as Transfer Agent for the Trust.

                  (d) A copy of the most recent independent accountants' report relating to internal accounting control systems as filed with the Commission pursuant to Rule 17Ad-13 under the Exchange Act.

         20.      Amendments to Documents.

                  The Trust shall furnish BISYS written copies of any amendments to, or changes in, any of the items referred to in Section 18 hereof forthwith upon such amendments or changes becoming effective. In addition, the Trust agrees that no amendments will be made to the Prospectuses or Statements of Additional Information of the Trust which might have the effect of changing the procedures employed by BISYS in providing the services agreed to hereunder or which amendment might affect the duties of BISYS hereunder unless the Trust first obtains BISYS' approval of such amendments or changes.

         21.      Reliance on Amendments.

                  BISYS may rely on any amendments to or changes in any of the documents and other items to be provided by the Trust pursuant to Sections 18 and 20 of this Agreement and the Trust hereby agrees to indemnify and hold harmless BISYS from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character which may result from actions or omissions on the part of BISYS in reasonable reliance upon such amendments and/or changes, provided that prior to confessing any claim against BISYS which may be the subject of this indemnification, BISYS shall give the Trust written notice of and reasonable opportunity to defend against said claim in its own name or in the name of BISYS. Although BISYS is authorized to rely on the above-mentioned amendments to and changes in the documents and other items to be provided pursuant to Sections 18 and 20 hereof, BISYS shall be under no duty to comply with or take any action as a result of any of such amendments or changes unless the Trust first obtains BISYS' written consent to and approval of such amendments or changes.

         22.      Compliance with Law.

                  Except for the obligations of BISYS set forth in Section 10 hereof, the Trust assumes full responsibility for the preparation, contents, and distribution of each prospectus of the Trust as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act, and any other laws, rules and regulations of governmental authorities having jurisdiction. BISYS shall have no obligation to take cognizance of any laws relating to the sale of the Trust's shares. The Trust represents and warrants that no shares of the Trust will be offered to the public until the Trust's registration statement under the 1933 Act and the 1940 Act has been declared or becomes effective.



         23.      Notices.

                  Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: 3435 Stelzer Road, Columbus, Ohio 43219, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

         24.      Headings.

                  Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.



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

         25.      Assignment.

                  This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party. This Section 25 shall not limit or in any way affect BISYS' right to appoint a Sub-transfer Agent pursuant to Section 1 hereof.

         26.      Governing Law.

                  This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

         27.      Limitation of Liability of the Trustees and Shareholders.

                  The names "Summit Investment Trust" and "Trustees of Summit Investment Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of March 8, 1994, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Summit Investment Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year this Agreement was last amended as first above written.


                                            SUMMIT INVESTMENT TRUST

                                            By: /s/ Craig C. Rudesill
                                               --------------------------------

                                            Name: Craig C. Rudesill
                                                 ------------------------------

                                            Title: Secretary
                                                  -----------------------------


                                            BISYS FUND SERVICES OHIO, INC.


                                            By: /s/ Walter B. Grimm
                                               --------------------------------

                                            Name: Walter B. Grimm
                                                 ------------------------------

                                            Title: Senior Vice President
                                                  -----------------------------



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







                                          Dated: June 27, 1994, as most recently
                                          amended and restated on June 17, 1998


                                   SCHEDULE A
                                     TO THE
                 AMENDED AND RESTATED TRANSFER AGENCY AGREEMENT
                         BETWEEN SUMMIT INVESTMENT TRUST
                       AND BISYS FUND SERVICES OHIO, INC.




NAME OF FUND
------------

Summit High Yield Fund
Summit Emerging Markets Bond Fund





                                    SUMMIT INVESTMENT TRUST


                                    By: /s/ Craig C. Rudesill
                                       --------------------------------

                                    Name: Craig C. Rudesill
                                         ------------------------------

                                    Title: Secretary
                                          -----------------------------

                                    Date:  6-18-98
                                         ------------------------------


                                    BISYS FUND SERVICES OHIO, INC.


                                    By: /s/ Walter B. Grimm
                                       --------------------------------

                                    Name: Walter B. Grimm
                                         ------------------------------

                                    Title: Senior Vice President
                                          -----------------------------

                                    Date:  6-18-98
                                         ------------------------------

                                   SCHEDULE B
                           TO THE AMENDED AND RESTATED
                            TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                             SUMMIT INVESTMENT TRUST
                                       AND
                         BISYS FUND SERVICES OHIO, INC.


                            TRANSFER AGENCY SERVICES


1.       Shareholder Transactions

         a.       Process shareholder purchase and redemption orders.

         b. Set up account information, including address, dividend option, taxpayer identification numbers and wire instructions.

         c. Issue confirmations in compliance with Rule 10 under the Securities Exchange Act of 1934, as amended.

         d.       Issue periodic statements for shareholders.

         e.       Process transfers and exchanges.

         f. Process dividend payments, including the purchase of new shares, through dividend reimbursement.

2.       Shareholder Information Services

         a. Make information available to shareholder servicing unit and other remote access units regarding trade date, share price, current holdings, yields, and dividend information.

         b. Produce detailed history of transactions through duplicate or special order statements upon request.

         c. Provide mailing labels for distribution of financial reports, prospectuses, proxy statements or marketing material to current shareholders.

3.       Compliance Reporting

         a. Provide reports to the Securities and Exchange Commission, the National Association of Securities Dealers and the States in which the Fund is registered.

         b. Prepare and distribute appropriate Internal Revenue Service forms for corresponding Fund and shareholder income and capital gains.

         c.       Issue tax withholding reports to the Internal Revenue
                  Service.

4.       Dealer/Load Processing (if applicable)

         a. Provide reports for tracking rights of accumulation and purchases made under a Letter of Intent.

         b. Account for separation of shareholder investments from transaction sale charges for purchase of Fund shares.

         c. Calculate fees due under 12b-1 plans for distribution and marketing expenses.

         d. Track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases in a load Fund.

5.       Shareholder Account Maintenance

         a. Maintain all shareholder records for each account in the Trust.

         b. Issue customer statements on scheduled cycle, providing duplicate second and third party copies if required.

         c.       Record shareholder account information changes.

         d.       Maintain account documentation files for each shareholder.

                                          Dated: June 27, 1994, as most recently
                                          amended and restated on June 17, 1998




                                   SCHEDULE C
                           TO THE AMENDED AND RESTATED
                            TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                             SUMMIT INVESTMENT TRUST
                                       AND
                         BISYS FUND SERVICES OHIO, INC.


                                      FEES


         BISYS shall be entitled to receive a fee from the Trust at the annual rates set forth below plus BISYS' reasonable out-of-pocket expenses incurred in the performance of its services as provided in Section 3 of the Transfer Agency Agreement to which this Schedule C is attached.


NAME OF FUND                              COMPENSATION
------------                              ------------


Summit High Yield Fund                    $10,000 Annual Fee per Class
                                          and Annualized Fee per Fund:

                                          0.035% of the Fund's average daily net
                                          assets up to $250 million

                                          0.025% of the Fund's average daily net
                                          assets in excess of $250 million up to
                                          $500 million

                                          0.001% of the Fund's average daily net
                                          assets in excess of $500 million






NAME OF FUND                              COMPENSATION
------------                              ------------


Summit Emerging Markets Bond Fund         $10,000 Annual Fee per Class and
                                          Annualized Fee per Class:

                                          0.035% of the Fund's average daily net
                                          assets up to $250 million

                                          0.025% of the Fund's average daily net
                                          assets in excess of $250 million up to
                                          $500 million

                                          0.001% of the Fund's average daily net
                                          assets in excess of $500 million







                                                SUMMIT INVESTMENT TRUST


                                    By: /s/ Craig C. Rudesill
                                       --------------------------------

                                    Name: Craig C. Rudesill
                                         ------------------------------

                                    Title: Secretary
                                          -----------------------------

                                    Date:  6-18-98
                                         ------------------------------


                                    BISYS FUND SERVICES OHIO, INC.


                                    By: /s/ Walter B. Grimm
                                       --------------------------------

                                    Name: Walter B. Grimm
                                         ------------------------------

                                    Title: Senior Vice President
                                          -----------------------------

                                    Date:  6-18-98
                                         ------------------------------

                                   SCHEDULE D
                           TO THE AMENDED AND RESTATED
                            TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                             SUMMIT INVESTMENT TRUST
                                       AND
                         BISYS FUND SERVICES OHIO, INC.


                                     REPORTS


1.       Daily Shareholder Activity Journal

2.       Daily Fund Activity Summary Report

         a.       Beginning Balance

         b.       Dealer Transactions

         c.       Shareholder Transactions

         d.       Reinvested Dividends

         e.       Exchanges

         f.       Adjustments

         g.       Ending Balance

3.       Daily Wire and Check Registers

4.       Monthly Dealer Processing Reports

5.       Monthly Dividend Reports

6.       Sales Data Reports for Blue Sky Registration

7. Annual report by independent public accountants concerning BISYS' shareholder system and internal accounting control systems to be filed with the Securities and Exchange Commission pursuant to Rule 17Ad-13 of the Securities Exchange Act of 1934, as amended.




                                      D-1